UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2008

OPTELECOM-NKF, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-8828	52-1010850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 Cloverleaf Center Drive, Germantown, Maryland		20874
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code:  (301) 444-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

See the discussion below under Item 2.03.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 27, 2008, Optelecom-NKF, Inc. (the “Company”) completed a restructuring of its international corporate structure and in connection with such restructuring, amended its credit facilities and term loan with Manufacturers and Traders Trust Company, a New York State bank (“M&T”).  Pursuant to the restructuring, the Company established Optelecom-NKF Holding B.V., a private company with limited liability incorporated in the Netherlands (“Optelecom-NKF Holding”), as a wholly-owned subsidiary and transferred the share capital of Optelecom-NKF B.V., its operating subsidiary in the Netherlands (“NKF”), and its two subsidiaries in the United Kingdom, to Optelecom-NKF Holding.

In connection with the corporate restructuring, the Company and its subsidiaries entered into an Amended and Restated Financing and Security Agreement with M&T (the “Restated Loan Agreement”), pursuant to which M&T restructured the credit facilities and term loan available to the Company and Optelecom-NKF Holding.  The credit facilities and term loan extended under the Restated Loan Agreement consist of (i) revolving credit facilities in an aggregate amount not to exceed $5,000,000 to be made available to the Company and Optelecom-NKF Holding for the purpose of obtaining letters of credit and financing the Company’s and Optelecom-NKF Holding’s working capital needs, and (ii) a term loan in the principal amount of $4,195,065.60 made to Optelecom-NKF Holding for the purpose of purchasing the share capital of NKF from the Company.  The term loan to Optelecom-NKF Holding is payable in monthly installments of approximately $127,000 commencing in July 2008 and is due and payable in full on April 1, 2011.  The loans to the Company and Optelecom-NKF Holding under the Restated Loan Agreement are secured by either assets of the Company and/or its subsidiaries.

Section 9 – Financial Statements and Exhibits

Item 9.01.                  Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release dated July 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTELECOM-NKF, INC.

		By:	/s/ Edmund Ludwig
Edmund Ludwig
Chief Executive Officer

Date:	July 1, 2008

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

OPTELECOM-NKF, INC.

EXHIBIT INDEX TO FORM 8-K

Exhibit No.	Item

Exhibit 99.1	Press release dated July 1, 2008